Exhibit 99.1

Contact:	Investors/Analysts
Brian Vereb
Alliance Data
614-528-4516
Brian.Vereb@AllianceData.com

Media
Shelley Whiddon
Alliance Data
214-494-3811
Shelley.Whiddon@AllianceData.com

ALLIANCE DATA PROVIDES CARD SERVICES
PERFORMANCE UPDATE FOR NOVEMBER 2020

COLUMBUS, Ohio, December 15, 2020 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of data-driven marketing, loyalty and payment solutions, provided an update on its Card Services segment. The following tables present the Company’s net charge-offs and delinquency rate for the periods indicated.

	For the month ended November 30, 2020	For the eleven months ended November 30, 2020
	(dollars in thousands)
Average receivables	$15,659,071	$16,378,730
Year over year change in average receivables	(13)%	(5)%
Net charge-offs	$68,236	$964,938
Net charge-offs as a percentage of average receivables (1)	5.2%	6.4%

(1)	Compares to 6.3% and 6.1% for the month and eleven months ended November 30, 2019, respectively.

	As of November 30, 2020	As of November 30, 2019
	(dollars in thousands)
30 days + delinquencies - principal	$759,783	$1,027,121
Period ended receivables - principal	$15,347,163	$17,524,802
Delinquency rate	5.0%	5.9%

In response to the COVID-19 pandemic, the Company has offered forbearance programs to affected cardholders, which provide for short-term modifications in the form of payment deferrals and late fee waivers to borrowers who were current as of their most recent billing cycle prior to the announcement of the forbearance programs. Those accounts receiving forbearance relief may not advance to the next delinquency cycle, including eventually to charge-off, in the same timeframe that would have occurred had the forbearance relief not been granted. Thus, delinquency and net charge-off rates may be impacted by the forbearance relief granted in connection with the COVID-19 pandemic.

Alliance Data Systems Corporation
December 15, 2020

About Alliance Data

Alliance Data® (NYSE: ADS) is a leading provider of data-driven marketing, loyalty and payment solutions serving large, consumer-based industries. The Company creates and deploys customized solutions that measurably change consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its partners create and increase customer loyalty across multiple touch points using traditional, digital, mobile and emerging technologies. A FORTUNE 500 and S&P MidCap 400 company headquartered in Columbus, Ohio, Alliance Data consists of businesses that together employ over 8,500 associates at more than 50 locations worldwide.

Alliance Data’s Card Services business is a comprehensive provider of market-leading private label, co-brand, general purpose and business credit card programs, digital payments, including Bread®, and Comenity-branded financial services. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada’s most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers. More information about Alliance Data can be found at www.AllianceData.com.

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, initiation or completion of strategic initiatives, future dividend declarations, and future economic conditions, including, but not limited to, fluctuation in currency exchange rates, market conditions and COVID-19 impacts related to relief measures for impacted borrowers and depositors, labor shortages due to quarantine, reduction in demand from clients, supply chain disruption for our reward suppliers and disruptions in the airline or travel industries.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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